UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 22, 2012

BPZ Resources, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525
Houston, Texas 77079
(Address of Principal Executive Offices)

(281) 556-6200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 22, 2012, BPZ Resources, Inc. (“the Company”) held its 2012 Annual Meeting of Shareholders. The following table presents the final voting results for the items that were presented for shareholder approval:

Director	Votes For	Votes Withheld
Stephen R. Brand	65,035,520	1,800,289
Jerelyn Eagan	65,036,423	1,799,386
Dennis G. Strauch	64,961,866	1,873,943
James B. Taylor	65,093,086	1,742,723

Proposal No. 2	Votes For	Votes Against	Abstentions	Broker Non-votes
Ratify the appointment of BDO USA, LLP as the Company’s independent public accountants	97,497,703	594,598	219,383	-

In summary, the results of the votes are:

(i)	Mr. Brand was elected to serve for a term of 1 year, Ms. Eagan was elected to serve for a term of 2 years and Mr. Strauch and Mr. Taylor were elected to serve for respective terms of 3 years; and

(ii)	The appointment of BDO USA, LLP as the independent auditors for 2012 was ratified.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2012.

Item 7.01.   Regulation FD Disclosure.

On June 22, 2012, Manolo Zúñiga, President and Chief Executive Officer of the Company, made a presentation at the 2012 Annual Meeting of Shareholders in Houston.  A copy of the presentation materials is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Presentation at its 2012 Annual Meeting of Shareholders in Houston, dated June 22, 2012, and furnished with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: June 26, 2012	By:	/s/ Richard S. Menniti
	Name:	Richard S. Menniti
	Title:	Chief Financial Officer

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 INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Presentation at its 2012 Annual Meeting of Shareholders in Houston, dated June 22, 2012, and furnished with this report.